Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS THIRD-QUARTER 2017 RESULTS

–	Las Vegas Local Properties Post Double-Digit Adjusted EBITDA Growth

–	Midwest and South Segment Continues Sequential Improvements

–	Adjusted EBITDA Margins Increase in All Segments

LAS VEGAS - OCTOBER 26, 2017 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2017.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “We were pleased with our performance in the third quarter, and the continuation of positive trends throughout the business. Every Las Vegas Locals property grew Adjusted EBITDA at a double-digit pace, and on a same-store basis we reported our best third-quarter results in nearly a decade. Our newly acquired properties once again delivered strong growth, and each has achieved double-digit Adjusted EBITDA increases during every quarter under our ownership. We saw encouraging results throughout our Midwest and South segment, which would have produced year-over-year Adjusted EBITDA growth had it not been for disruption from Hurricane Harvey. This strong operational performance is further enhancing our free cash flow, allowing us to continue to re-invest in our business, deleverage our balance sheet, and return capital to our shareholders.”

Boyd Gaming reported third-quarter 2017 net revenues of $587.7 million, an increase of 10.5% from $531.9 million in the year-ago quarter. Income from continuing operations, net of tax, for the third quarter was $23.0 million, or $0.20 per share, compared to $161.9 million, or $1.40 per share, in the prior-year third quarter. Results for the current year include the operations of Aliante, acquired by the Company on September 27, 2016, as well as Cannery and Eastside Cannery, acquired on December 20, 2016. The prior-year third quarter results were favorably impacted by $190.4 million of noncash income tax benefits resulting from the release of a previously recorded deferred tax asset valuation allowance. Prior-year results were also impacted by pretax losses of $41.5 million related to the early extinguishments and modification of debt.

The Company reported net income, including discontinued operations, of $23.0 million, or $0.20 per share, for the third quarter of 2017, compared to $342.6 million, or $2.97 per share, for the year-ago period. Discontinued operations for the third quarter of 2016 included a $181.7 million after-tax gain from the sale of the Company’s 50% equity interest in Borgata Hotel Casino & Spa.

Total Adjusted EBITDA(1) was $140.3 million, up 15.0% from $121.9 million in the third quarter of 2016. Adjusted Earnings(1) for the third quarter 2017 were $25.5 million, or $0.22 per share, compared to Adjusted Earnings of $16.7 million, or $0.14 per share, for the same period in 2016. Adjusted EBITDA and Adjusted Earnings exclude the tax benefits from the valuation release, the debt extinguishment charges and income from discontinued operations.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, third-quarter 2017 net revenues were $207.3 million, up from $148.9 million in the year-ago quarter. Third-quarter 2017 Adjusted EBITDA rose to $56.1 million, compared to $36.2 million in the third quarter of 2016, as every property in the segment grew Adjusted EBITDA at a double-digit rate. Current quarter results include a full quarter of contributions from Aliante, Cannery and Eastside Cannery.

On a same-store basis, broad-based revenue gains and nearly 400 basis points of margin improvements drove the 10th straight quarter of Adjusted EBITDA growth. These results reflect strong economic conditions, operational efficiencies, successful marketing refinements, and improved performance from the Company’s recently renovated non-gaming amenities.

The Company's three newly-acquired properties - Aliante, Cannery and Eastside Cannery - each continued their streak of double-digit Adjusted EBITDA growth over their 2016 standalone results, as combined operating margins improved by more than 400 basis points. Growth at these properties was driven by a strong economy, the execution of synergies, and operational and marketing improvements.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $58.8 million in the third quarter of 2017, up from $56.6 million in the year-ago period. Adjusted EBITDA increased to $11.5 million, compared to $10.0 million in the third quarter of 2016.

Revenue and Adjusted EBITDA grew at all three properties, driven by strength in the Company’s Hawaiian customer segments, continued growth in visitation throughout the downtown area, and a nearly 200 basis-point improvement in operating margins. Segment results also benefited from the early completion of a room renovation project at the California.

Midwest and South
In the Midwest and South segment, net revenues were $321.5 million, compared to $326.4 million in the third quarter of 2016. Adjusted EBITDA was $90.1 million, versus $90.6 million in the year-ago period.

Segment results were impacted by the effects of Hurricane Harvey, primarily at Delta Downs, which saw reduced business volumes for several weeks. Absent the hurricane, Adjusted EBITDA would have grown year-over-year, as operating trends continued to improve throughout the segment.

Balance Sheet Statistics
As of September 30, 2017, Boyd Gaming had cash on hand of $158.8 million, and total debt of $3.12 billion.

Full Year 2017 Guidance
For the full year 2017, Boyd Gaming reaffirms its previously provided guidance of total Adjusted EBITDA of $585 million to $605 million.

Conference Call Information
Boyd Gaming will host a conference call to discuss third-quarter results today, October 26, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 8038872. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or: https://www.webcaster4.com/Webcast/Page/964/23155

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, October 26, beginning at 7:00 p.m. Eastern and continuing through Thursday, November 2, at 11:59 p.m. Eastern. The conference number for the replay will be 10113632. The replay will also be available on the Internet at www.boydgaming.com

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2017	2016	2017	2016
Revenues
Gaming	$487,372	$443,568	$1,482,427	$1,359,047
Food and beverage	85,640	74,257	261,425	226,955
Room	48,073	42,985	143,669	128,225
Other	31,639	29,579	98,592	90,738
Gross revenues	652,724	590,389	1,986,113	1,804,965
Less promotional allowances	65,059	58,488	193,238	175,812
Net revenues	587,665	531,901	1,792,875	1,629,153
Operating costs and expenses
Gaming	229,667	217,103	691,210	658,396
Food and beverage	47,487	40,745	146,538	124,664
Room	13,475	11,247	40,058	33,039
Other	18,566	18,660	58,176	56,819
Selling, general and administrative	91,288	80,833	275,938	241,686
Maintenance and utilities	30,244	27,854	82,507	76,711
Depreciation and amortization	55,201	47,928	161,728	143,831
Corporate expense	19,339	15,877	63,388	49,883
Project development, preopening and writedowns	2,975	3,735	8,731	11,473
Impairments of assets	—	—	—	1,440
Other operating items, net	758	3	1,707	555
Total operating costs and expenses	509,000	463,985	1,529,981	1,398,497
Operating income	78,665	67,916	262,894	230,656
Other expense (income)
Interest income	(452)	(1,050)	(1,367)	(2,506)
Interest expense, net of amounts capitalized	43,309	55,203	129,711	170,155
Loss on early extinguishments and modifications of debt	319	41,518	853	42,364
Other, net	(139)	1	531	143
Total other expense, net	43,037	95,672	129,728	210,156
Income (loss) from continuing operations before income taxes	35,628	(27,756)	133,166	20,500
Income taxes (provision) benefit	(12,652)	189,620	(47,515)	174,231
Income from continuing operations, net of tax	22,976	161,864	85,651	194,731
Income from discontinued operations, net of tax	—	180,707	21,392	211,052
Net income	$22,976	$342,571	$107,043	$405,783

Basic net income per common share
Continuing operations	$0.20	$1.41	$0.74	$1.70
Discontinued operations	—	1.58	0.19	1.85
Basic net income per common share	$0.20	$2.99	$0.93	$3.55
Weighted average basic shares outstanding	114,836	114,567	115,108	114,335

Diluted net income per common share
Continuing operations	$0.20	$1.40	$0.74	$1.69
Discontinued operations	—	1.57	0.18	1.84
Diluted net income per common share	$0.20	$2.97	$0.92	$3.53
Weighted average diluted shares outstanding	115,501	115,202	115,768	115,051

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2017	2016	2017	2016
Net Revenues by Reportable Segment
Las Vegas Locals (a)	$207,291	$148,879	$641,288	$462,213
Downtown Las Vegas	58,832	56,606	179,137	174,423
Midwest and South	321,542	326,416	972,450	992,517
Net revenues	$587,665	$531,901	$1,792,875	$1,629,153

Adjusted EBITDA by Reportable Segment
Las Vegas Locals (a)	$56,109	$36,173	$185,462	$123,617
Downtown Las Vegas	11,536	10,018	37,757	36,962
Midwest and South	90,106	90,633	277,880	281,305
Property Adjusted EBITDA	157,751	136,824	501,099	441,884
Corporate expense (b)	(17,480)	(14,884)	(53,850)	(44,355)
Adjusted EBITDA	140,271	121,940	447,249	397,529

Other operating costs and expenses
Deferred rent	290	816	977	2,449
Depreciation and amortization	55,201	47,928	161,728	143,831
Share-based compensation expense	2,382	1,542	11,212	7,125
Project development, preopening and writedowns	2,975	3,735	8,731	11,473
Impairments of assets	—	—	—	1,440
Other operating items, net	758	3	1,707	555
Total other operating costs and expenses	61,606	54,024	184,355	166,873
Operating income	78,665	67,916	262,894	230,656
Other expense (income)
Interest income	(452)	(1,050)	(1,367)	(2,506)
Interest expense, net of amounts capitalized	43,309	55,203	129,711	170,155
Loss on early extinguishments and modifications of debt	319	41,518	853	42,364
Other, net	(139)	1	531	143
Total other expense, net	43,037	95,672	129,728	210,156
Income (loss) from continuing operations before income taxes	35,628	(27,756)	133,166	20,500
Income taxes (provision) benefit	(12,652)	189,620	(47,515)	174,231
Income from continuing operations, net of tax	22,976	161,864	85,651	194,731
Income from discontinued operations, net of tax	—	180,707	21,392	211,052
Net income	$22,976	$342,571	$107,043	$405,783
__________________________________________
(a) The Las Vegas Locals segment results for the three and nine months ended September 30, 2017 include Aliante Casino + Hotel + Spa, which was acquired on September 27, 2016, and Cannery Casino Hotel and Eastside Cannery Casino and Hotel, which were acquired on December 20, 2016.
(b) Reconciliation of corporate expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2017	2016	2017	2016
Corporate expense as reported on Consolidated Statements of Operations	$19,339	$15,877	$63,388	$49,883
Corporate share-based compensation expense	(1,859)	(993)	(9,538)	(5,528)
Corporate expense as reported on the above table	$17,480	$14,884	$53,850	$44,355

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliations of Net Income to Adjusted Earnings
and Net Income Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2017	2016	2017	2016
Net income	$22,976	$342,571	$107,043	$405,783
Less: income from discontinued operations, net of tax	—	(180,707)	(21,392)	(211,052)
Income from continuing operations, net of tax	22,976	161,864	85,651	194,731
Pretax adjustments:
Project development, preopening and writedowns	2,975	3,735	8,731	11,473
Impairments of assets	—	—	—	1,440
Other operating items, net	758	3	1,707	555
Loss on early extinguishments and modifications of debt	319	41,518	853	42,364
Other, net	(139)	1	531	143
Total adjustments	3,913	45,257	11,822	55,975

Income tax effect for above adjustments	(1,387)	—	(4,267)	30
Impact of release of tax valuation allowance	—	(190,440)	—	(190,440)
Adjusted earnings	$25,502	$16,681	$93,206	$60,296

Net income per share	$0.20	$2.97	$0.92	$3.53
Less: income from discontinued operations per share	—	(1.57)	(0.18)	(1.84)
Income from continuing operations per share	0.20	1.40	0.74	1.69
Pretax adjustments:
Project development, preopening and writedowns	0.02	0.03	0.08	0.10
Impairments of assets	—	—	—	0.01
Other operating items, net	0.01	—	0.02	—
Loss on early extinguishments and modifications of debt	—	0.36	0.01	0.37
Other, net	—	—	—	—
Total adjustments	0.03	0.39	0.11	0.48

Income tax effect for above adjustments	(0.01)	—	(0.04)	—
Impact of release of tax valuation allowance	—	(1.65)	—	(1.65)
Adjusted earnings per share	$0.22	$0.14	$0.81	$0.52

Weighted average shares outstanding	115,501	115,202	115,768	115,051

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s continued strong performance in its operations and free cash flow, the continuation of positive trends throughout the business, re-investment in the business, deleveraging the balance sheet and returning capital to shareholders, strong regional conditions, operational efficiencies and successful marketing refinements, and all of the statements under the heading “Full Year 2017 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 24 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.